Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

SilverBow Resources, Inc.
Houston, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-216782) and Form S-8 (Nos. 333-218246, 333-210936 and 333-215235) of SilverBow Resources, Inc. of our reports dated February 28, 2019, relating to the consolidated financial statements, and the effectiveness of SilverBow Resources, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
February 28, 2019